UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed by Madison Square Garden Entertainment Corp. (“MSG Entertainment”), on June 9, 2021, the first of four complaints was filed in the Court of Chancery of the State of Delaware (the “Court of Chancery”) by purported stockholders of MSG Networks Inc. (“MSG Networks”) on behalf of a putative class of MSG Networks stockholders arising out of the merger (the “Merger”) between MSG Entertainment and MSG Networks. After the four cases were consolidated under the caption In re MSG Networks Inc. Stockholder Class Action Litigation, C.A. No. 2021-0575-KSJM (the “MSG Networks Litigation”), a consolidated amended complaint was filed on October 29, 2021 against each member of the board of directors of MSG Networks and certain Dolan family stockholders prior to the Merger. Plaintiffs allege that the MSG Networks board of directors and controlling stockholders breached their fiduciary duties in negotiating and approving the Merger. Plaintiffs seek, among other relief, monetary damages for the putative class and plaintiffs’ attorneys’ fees.

On April 6, 2023, the parties to the MSG Networks Litigation reached an agreement in principle to settle the MSG Networks Litigation, without admitting liability, on the terms and conditions set forth in a binding term sheet (the “Term Sheet”), which will be incorporated into a long-form settlement agreement. The Term Sheet provides for, among other things, the final dismissal of the MSG Networks Litigation in exchange for a settlement payment to the plaintiffs and the class of $48.5 million. MSG Networks has a dispute with its insurers over whether and to what extent there is insurance coverage for the settlement. Unless those parties settle that insurance dispute, it is expected to be resolved in a pending Delaware insurance coverage action. In the interim, and subject to final resolution of the parties’ insurance coverage dispute, certain of MSG Networks’ insurers have agreed to advance $20.5 million to fund the settlement and related class notice costs. The settlement of the MSG Networks Litigation is subject to the final approval of the Court of Chancery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Registrant)

Date: April 6, 2023	By:	/s/ Jamal Haughton
Name: Jamal Haughton
Title: Executive Vice President and General Counsel